McKESSON CORPORATION REPORTS FISCAL 2024 FOURTH QUARTER
AND FULL YEAR RESULTS

Fourth Quarter Highlights:
•Consolidated revenues of $76.4 billion increased by 11%.
•Earnings per diluted share from continuing operations of $6.02 increased $0.31.
•Adjusted Earnings per Diluted Share of $6.18 decreased by 14%.

Full Year Highlights:
•Consolidated revenues of $309.0 billion increased by 12%.
•Earnings per diluted share from continuing operations of $22.39 decreased $2.66.
•Adjusted Earnings per Diluted Share of $27.44 increased by 6%.
•Cash flow from operations of $4.3 billion and Free Cash Flow of $3.6 billion.

Fiscal 2025 Outlook:
•Fiscal 2025 Adjusted Earnings per Diluted Share guidance range of $31.25 to $32.05 indicates 14% to 17% forecasted growth compared to the prior year.
•The Company does not forecast GAAP earnings per diluted share from continuing operations1.

IRVING, Texas, May 7, 2024 - McKesson Corporation (NYSE:MCK) today announced results for the fourth quarter and fiscal year ended March 31, 2024.

Fiscal 2024 Fourth Quarter and Full Year Result Summary

	Fourth Quarter			Full Year
($ in millions, except per share amounts)	FY24	FY23	Change	FY24	FY23	Change
Revenues	$76,355	$68,910	11%	$308,951	$276,711	12%
Income from Continuing Operations [2]	791	787	1	3,002	3,563	(16)
Adjusted Earnings [2,3]	813	992	(18)	3,679	3,689	—
Earnings per Diluted Share [2]	6.02	5.71	5	22.39	25.05	(11)
Adjusted Earnings per Diluted Share [2,3]	6.18	7.19	(14)	27.44	25.94	6
[1] See below under "Fiscal 2025 Outlook" for full explanation
[2] Reflects continuing operations attributable to McKesson, net of tax
[3] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions, reconciliation schedules, and Schedule 2

"McKesson reported fourth quarter results, marking the close to a strong fiscal 2024, underpinned by continued momentum across the enterprise," said Brian Tyler, chief executive officer. "The results underscore the execution against our company priorities, differentiated capabilities within the oncology and biopharma services platforms, and the sustained strength of our core distribution businesses. We continue to leverage the breadth and depth of our assets, delivering meaningful outcomes for our customers, partners, patients, and communities. I want to thank all McKesson employees for their efforts, dedication, and contributions."

"Looking ahead to fiscal 2025, we are well-positioned to further expand on the extensive range of our assets and capabilities, execute against our strategic initiatives, foster sustainable growth, and create long-term value for all stakeholders," said Mr. Tyler. "We are excited about the opportunities ahead as we advance health outcomes for all."

Fourth quarter revenues were $76.4 billion, an increase of 11% from a year ago. Revenue increases were primarily driven by growth in the U.S. Pharmaceutical segment, resulting from increased prescription volumes, including higher volumes from specialty products, retail national account customers, and GLP-1 medications.

Fourth quarter earnings per diluted share from continuing operations was $6.02 compared to $5.71 a year ago, an increase of $0.31. Full year earnings per diluted share from continuing operations was $22.39 compared to $25.05 a year ago, a decrease of $2.66.

Fourth quarter Adjusted Earnings per Diluted Share was $6.18 compared to $7.19 a year ago, a decrease of 14%, driven by a higher tax rate, partially offset by a lower share count and growth in the U.S. Pharmaceutical segment. Full year Adjusted Earnings per Diluted Share was $27.44 compared to $25.94 a year ago, an increase of 6%, led by growth in the U.S. Pharmaceutical and Prescription Technology Solutions segments and a lower share count, partially offset by higher corporate expenses.

For the full year, McKesson returned $3.3 billion of cash to shareholders, which included $3.0 billion of common stock repurchases and $314 million of dividend payments. During the fiscal year, McKesson generated cash from operations of $4.3 billion, and invested $687 million in capital expenditures, resulting in Free Cash Flow of $3.6 billion.

Business Highlights
•McKesson continued to advance and expand its oncology and biopharma services platforms.
◦In the past year, McKesson's CoverMyMeds business helped patients save more than $8.8 billion on brand and specialty medications, helped to prevent 10.7 million prescriptions from being abandoned due to affordability challenges, and helped patients access their medicine more than 94 million times.
◦The Sarah Cannon Research Institute joint venture announced a collaboration with AstraZeneca aimed at advancing innovative technology and operational synergies to enhance the delivery of oncology clinical trials.
•McKesson launched a pilot initiative aimed at advancing health equity in underserved communities. Avondale, Ohio was selected as the first activation site to support access to essential pharmacy services and help tackle healthcare disparities.
•McKesson received three awards and recognitions.
◦Named by Fortune as one of America's Most Innovative Companies.
◦Recognized by Newsweek as one of America's Greatest Workplaces for Women in 2024.
◦Recognized by DiversityComm Media as a 2024 Best of the Best Top Women Employer.

U.S. Pharmaceutical Segment
Fourth Quarter
•Revenues were $68.8 billion, an increase of 12%, driven by increased prescription volumes, including higher volumes from specialty products, retail national account customers, and GLP-1 medications.
•Segment Operating Profit was $1.1 billion. Adjusted Segment Operating Profit was $901 million, an increase of 5%, driven by growth in the distribution of specialty products to providers and health systems and increased contributions from our generics program.
Full Year
•Revenues were $278.7 billion, an increase of 16%, driven by increased prescription volumes, including higher volumes from specialty products, retail national account customers, and GLP-1 medications.
•Segment Operating Profit was $2.8 billion. Adjusted Segment Operating Profit was $3.3 billion, an increase of 7%, driven by growth in the distribution of specialty products to providers and health systems and increased contributions from our generics program.

Prescription Technology Solutions Segment
Fourth Quarter
•Revenues were $1.2 billion, flat to the prior year, driven by growth in the technology services business, offset by lower contributions from the third-party logistics business.
•Segment Operating Profit was $188 million. Adjusted Segment Operating Profit was $212 million, a decrease of 3%, driven by higher investments and expenses to support future growth across the biopharma services platform.
Full Year
•Revenues were $4.8 billion, an increase of 9%, driven by increased prescription volumes in the technology services and third-party logistics businesses.
•Segment Operating Profit was $835 million. Adjusted Segment Operating Profit was $837 million, an increase of 23%, driven by higher demand for access solutions, principally prior authorization services led by increased prescription volumes.

Medical-Surgical Solutions Segment
Fourth Quarter
•Revenues were $2.8 billion, an increase of 6%, driven by growth in the primary and extended care businesses, including higher volumes of illness season testing, partially offset by lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.
•Segment Operating Profit was $213 million. Adjusted Segment Operating Profit was $248 million, flat to the prior year, driven by lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program, offset by growth in the primary and extended care businesses, including higher volumes of illness season testing.
Full Year
•Revenues were $11.3 billion, an increase of 2%, driven by growth in the primary and extended care businesses, partially offset by lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.
•Segment Operating Profit was $952 million. Adjusted Segment Operating Profit was $1.0 billion, a decrease of 12%, driven by lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program, partially offset by growth in the primary and extended care businesses.

International Segment
Fourth Quarter
•Revenues were $3.5 billion, an increase of 6%, driven by higher pharmaceutical distribution volumes in the Canadian business.
•Segment Operating Profit was $70 million. Adjusted Segment Operating Profit was $94 million, an increase of 18%, driven by higher pharmaceutical distribution volumes in the Canadian business.
Full Year
•Revenues were $14.1 billion, a decrease of 31%, driven by Fiscal 2023 divestitures within McKesson's European business.
•Segment Operating Profit was $319 million. Adjusted Segment Operating Profit was $378 million, a decrease of 24%, driven by Fiscal 2023 divestitures within McKesson's European business.

Fiscal 2025 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the Company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reasonably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson continues its focused execution on company priorities, leveraging its assets and capabilities to drive sustainable growth. McKesson anticipates Fiscal 2025 Adjusted Earnings per Diluted Share of $31.25 to $32.05 reflecting continued operating momentum, a strong financial position, and a balanced approach to capital deployment.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Tuesday, May 7th at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Event
McKesson management will be participating in the following investor conference:
•BofA Securities 2024 Healthcare Conference, May 16, 2024

The audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. The discussion of financial outlook, guidance, trends, strategy, plans, assumptions, expectations, commitments, intentions, and the potential impact of new relationships or initiatives may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we may be unsuccessful in achieving our strategic growth objectives; we are impacted by customer purchase reductions, contract non-renewals, payment defaults, and bankruptcies; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to limitations that could impede the growth of our data services business; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we are adversely impacted by changes or disruptions in product supply and have had difficulties in sourcing or selling products due to a variety of causes; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by events outside of our control, such as widespread public health issues, natural disasters, political events and other catastrophic events; we may be adversely affected by global climate change or by legal, regulatory, or market responses to such change; and governance issues and regulations, including those related to social issues, climate change, and sustainability, and stakeholder response thereto may have an adverse effect on our business, financial condition, and results of operations and damage our reputation.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com

Media Relations
MediaRelations@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Year Ended March 31,
	2024	2023	Change	2024	2023	Change
Revenues	$76,355	$68,910	11%	$308,951	$276,711	12%
Cost of sales	(72,770)	(65,844)	11	(296,123)	(264,353)	12
Gross profit	3,585	3,066	17	12,828	12,358	4
Selling, distribution, general, and administrative expenses	(2,189)	(1,964)	11	(8,657)	(7,776)	11
Claims and litigation charges, net	(149)	3	—	(147)	8	—
Restructuring, impairment, and related charges, net	(31)	(125)	(75)	(115)	(209)	(45)
Total operating expenses	(2,369)	(2,086)	14	(8,919)	(7,977)	12
Operating income	1,216	980	24	3,909	4,381	(11)
Other income, net	34	31	10	132	497	(73)
Interest expense	(80)	(79)	1	(252)	(248)	2
Income from continuing operations before income taxes	1,170	932	26	3,789	4,630	(18)
Income tax expense	(340)	(106)	221	(629)	(905)	(30)
Income from continuing operations	830	826	—	3,160	3,725	(15)
Loss from discontinued operations, net of tax	—	—	—	—	(3)	(100)
Net income	830	826	—	3,160	3,722	(15)
Net income attributable to noncontrolling interests	(39)	(39)	—	(158)	(162)	(2)
Net income attributable to McKesson Corporation	$791	$787	1%	$3,002	$3,560	(16)%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$6.02	$5.71	5%	$22.39	$25.05	(11)%
Discontinued operations	—	—	—	—	(0.02)	(100)
Total	$6.02	$5.71	5%	$22.39	$25.03	(11)%

Basic
Continuing operations	$6.06	$5.75	5%	$22.54	$25.25	(11)%
Discontinued operations	—	—	—	—	(0.02)	(100)
Total	$6.06	$5.75	5%	$22.54	$25.23	(11)%

Dividends declared per common share	$0.62	$0.54	15%	$2.40	$2.09	15%

Weighted-average common shares outstanding
Diluted	131.6	138.0	(5)%	134.1	142.2	(6)%
Basic	130.7	136.9	(5)	133.2	141.1	(6)
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2024 and 2023 as well as our
Annual Report on Form 10-K for fiscal 2024 and 2023.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Year Ended March 31,
	2024	2023	Change	2024	2023	Change
Income from continuing operations (GAAP)	$830	$826	—%	$3,160	$3,725	(15)%
Net income attributable to noncontrolling interests (GAAP)	(39)	(39)	—	(158)	(162)	(2)
Income from continuing operations attributable to McKesson Corporation (GAAP)	791	787	1	3,002	3,563	(16)
Pre-tax adjustments:
Amortization of acquisition-related intangibles	63	66	(5)	249	236	6
Transaction-related expenses and adjustments (1) (2) (3)	17	35	(51)	10	(123)	108
LIFO inventory-related adjustments	(246)	32	(869)	(157)	1	—
Gains from antitrust legal settlements	(24)	—	—	(244)	(129)	89
Restructuring, impairment, and related charges, net (4)	31	125	(75)	115	209	(45)
Claims and litigation charges, net (5)	149	(3)	—	147	(8)	—
Other adjustments, net (6) (7)	27	1	—	762	(70)	—
Income tax effect on pre-tax adjustments	6	(48)	113	(198)	13	—
Net income attributable to noncontrolling interests effect on pre-tax adjustments	(1)	(3)	(67)	(7)	(3)	133
Adjusted Earnings (Non-GAAP)	$813	$992	(18)%	$3,679	$3,689	—%

Earnings per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a)	$6.02	$5.71	5%	$22.39	$25.05	(11)%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.37	0.36	3	1.42	1.29	10
Transaction-related expenses and adjustments	0.11	0.20	(45)	0.15	(0.52)	129
LIFO inventory-related adjustments	(1.38)	0.18	(867)	(0.86)	0.01	—
Gains from antitrust legal settlements	(0.13)	—	—	(1.35)	(0.67)	101
Restructuring, impairment, and related charges, net	0.19	0.69	(72)	0.66	1.13	(42)
Claims and litigation charges, net	0.85	0.05	—	0.82	0.02	—
Other adjustments, net	0.15	—	—	4.21	(0.37)	—
Adjusted Earnings per Diluted Share (Non-GAAP) (a) (b)	$6.18	$7.19	(14)%	$27.44	$25.94	6%

Diluted weighted-average common shares outstanding	131.6	138.0	(5)%	134.1	142.2	(6)%
(a)Certain computations may reflect rounding adjustments.
(b)Adjusted earnings per diluted share on an FX-adjusted basis for the three months and year ended March 31, 2024 was $6.18 and $27.46, respectively, which excludes the foreign currency exchange effect of nil and $0.02, respectively.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,			Year Ended March 31,
	2024	2023	Change	2024	2023	Change
Gross profit (GAAP)	$3,585	$3,066	17%	$12,828	$12,358	4%
Pre-tax adjustments:
LIFO inventory-related adjustments	(246)	32	(869)	(157)	1	—
Gains from antitrust legal settlements	(24)	—	—	(244)	(129)	89
Adjusted Gross Profit (Non-GAAP)	$3,315	$3,098	7%	$12,427	$12,230	2%

Total operating expenses (GAAP)	$(2,369)	$(2,086)	14%	$(8,919)	$(7,977)	12%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	63	66	(5)	249	236	6
Transaction-related expenses and adjustments (1) (2)	12	26	(54)	(12)	10	(220)
Restructuring, impairment, and related charges, net (4)	31	125	(75)	115	209	(45)
Claims and litigation charges, net (5)	149	(3)	—	147	(8)	—
Other adjustments, net (6)	27	—	—	762	26	—
Adjusted Operating Expenses (Non-GAAP)	$(2,087)	$(1,872)	11%	$(7,658)	$(7,504)	2%

Other income, net (GAAP)	$34	$31	10%	$132	$497	(73)%
Pre-tax adjustments:
Transaction-related expenses and adjustments (3)	—	—	—	—	(142)	(100)
Other adjustments, net (7)	—	1	(100)	—	(96)	(100)
Adjusted Other Income (Non-GAAP)	$34	$32	6%	$132	$259	(49)%

Interest expense (GAAP)	$(80)	$(79)	1%	$(252)	$(248)	2%
Pre-tax adjustments:
Transaction-related expenses and adjustments	5	9	(44)	22	9	144
Adjusted Interest Expense (Non-GAAP)	$(75)	$(70)	7%	$(230)	$(239)	(4)%

Income tax expense (GAAP)	$(340)	$(106)	221%	$(629)	$(905)	(30)%
Tax adjustments:
Amortization of acquisition-related intangibles	(13)	(14)	(7)	(53)	(51)	4
Transaction-related expenses and adjustments	(2)	(6)	(67)	12	51	(76)
LIFO inventory-related adjustments	64	(8)	900	41	—	—
Gains from antitrust legal settlements	6	—	—	63	34	85
Restructuring, impairment, and related charges, net	(6)	(30)	(80)	(27)	(49)	(45)
Claims and litigation charges, net	(37)	10	(470)	(37)	11	(436)
Other adjustments, net	(6)	—	—	(197)	17	—
Adjusted Income Tax Expense (Non-GAAP)	$(334)	$(154)	117%	$(827)	$(892)	(7)%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,
	2024			2023			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$68,790	$—	$68,790	$61,676	$—	$61,676	$—	$68,790	$—	$68,790	12%		12%	12%		12%
Prescription Technology Solutions	1,180	—	1,180	1,182	—	1,182	—	1,180	—	1,180	—		—	—		—
Medical-Surgical Solutions	2,837	—	2,837	2,689	—	2,689	—	2,837	—	2,837	6		6	6		6
International	3,548	—	3,548	3,363	—	3,363	(1)	3,547	(1)	3,547	6		6	5		5
Revenues	$76,355	$—	$76,355	$68,910	$—	$68,910	$(1)	$76,354	$(1)	$76,354	11%		11%	11%		11%

OPERATING PROFIT (4)
U.S. Pharmaceutical (5)	$1,059	$(158)	$901	$764	$97	$861	$—	$1,059	$—	$901	39%		5%	39%		5%
Prescription Technology Solutions	188	24	212	166	52	218	—	188	—	212	13		(3)	13		(3)
Medical-Surgical Solutions	213	35	248	234	14	248	—	213	—	248	(9)		—	(9)		—
International	70	24	94	43	37	80	—	70	—	94	63		18	63		18
Subtotal	1,530	(75)	1,455	1,207	200	1,407	—	1,530	—	1,455	27		3	27		3
Corporate expenses, net (5)	(280)	87	(193)	(196)	47	(149)	—	(280)	—	(193)	43		30	43		30
Income from continuing operations before interest expense and income taxes	$1,250	$12	$1,262	$1,011	$247	$1,258	$—	$1,250	$—	$1,262	24%		—%	24%		—%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	1.54%		1.31%	1.24%		1.40%		1.54%		1.31%	30	bp	(9) bp	30	bp	(9) bp
Prescription Technology Solutions	15.93		17.97	14.04		18.44		15.93		17.97	189		(47)	189		(47)
Medical-Surgical Solutions	7.51		8.74	8.70		9.22		7.51		8.74	(119)		(48)	(119)		(48)
International	1.97		2.65	1.28		2.38		1.97		2.65	69		27	69		27
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Year Ended March 31,
	2024			2023			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$278,739	$—	$278,739	$240,616	$—	$240,616	$—	$278,739	$—	$278,739	16%		16%		16%		16%
Prescription Technology Solutions	4,769	—	4,769	4,387	—	4,387	—	4,769	—	4,769	9		9		9		9
Medical-Surgical Solutions	11,313	—	11,313	11,110	—	11,110	—	11,313	—	11,313	2		2		2		2
International	14,130	—	14,130	20,598	—	20,598	323	14,453	323	14,453	(31)		(31)		(30)		(30)
Revenues	$308,951	$—	$308,951	$276,711	$—	$276,711	$323	$309,274	$323	$309,274	12%		12%		12%		12%

OPERATING PROFIT (4)
U.S. Pharmaceutical (3) (5) (6)	$2,786	$529	$3,315	$3,206	$(100)	$3,106	$—	$2,786	$—	$3,315	(13)%		7%		(13)%		7%
Prescription Technology Solutions (1)	835	2	837	566	113	679	—	835	—	837	48		23		48		23
Medical-Surgical Solutions	952	67	1,019	1,117	42	1,159	—	952	—	1,019	(15)		(12)		(15)		(12)
International (2)	319	59	378	136	362	498	6	325	8	386	135		(24)		139		(22)
Subtotal	4,892	657	5,549	5,025	417	5,442	6	4,898	8	5,557	(3)		2		(3)		2
Corporate expenses, net (2) (5) (7) (8)	(851)	203	(648)	(147)	(310)	(457)	(1)	(852)	(1)	(649)	479		42		480		42
Income from continuing operations before interest expense and income taxes	$4,041	$860	$4,901	$4,878	$107	$4,985	$5	$4,046	$7	$4,908	(17)%		(2)%		(17)%		(2)%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	1.00%		1.19%	1.33%		1.29%		1.00%		1.19%	(33)	bp	(10)	bp	(33)	bp	(10)	bp
Prescription Technology Solutions	17.51		17.55	12.90		15.48		17.51		17.55	461		207		461		207
Medical-Surgical Solutions	8.42		9.01	10.05		10.43		8.42		9.01	(163)		(142)		(163)		(142)
International	2.26		2.68	0.66		2.42		2.25		2.67	160		26		159		25
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	March 31, 2024	March 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$4,583	$4,678
Receivables, net	21,622	19,410
Inventories, net	21,139	19,691
Prepaid expenses and other	626	513
Total current assets	47,970	44,292
Property, plant, and equipment, net	2,316	2,177
Operating lease right-of-use assets	1,729	1,635
Goodwill	10,132	9,947
Intangible assets, net	2,110	2,277
Other non-current assets	3,186	1,992
Total assets	$67,443	$62,320

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$47,097	$42,490
Current portion of long-term debt	50	968
Current portion of operating lease liabilities	295	299
Other accrued liabilities	4,915	4,200
Total current liabilities	52,357	47,957
Long-term debt	5,579	4,626
Long-term deferred tax liabilities	917	1,387
Long-term operating lease liabilities	1,466	1,402
Long-term litigation liabilities	6,113	6,625
Other non-current liabilities	2,610	1,813
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 278 and 277 shares issued at March 31, 2024 and 2023, respectively	3	3
Additional paid-in capital	8,048	7,747
Retained earnings	14,978	12,295
Accumulated other comprehensive loss	(881)	(905)
Treasury shares, at cost, 148 and 141 shares at March 31, 2024 and 2023, respectively	(24,119)	(20,997)
Total McKesson Corporation stockholders’ deficit	(1,971)	(1,857)
Noncontrolling interests	372	367
Total deficit	(1,599)	(1,490)
Total liabilities and deficit	$67,443	$62,320

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Year Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$3,160	$3,722
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	253	248
Amortization	382	360
Long-lived asset impairment charges	43	72
Deferred taxes	(603)	(20)
Charges (credits) associated with last-in, first-out inventory method	(157)	1
Non-cash operating lease expense	228	249
Gain from sales of businesses and investments	(17)	(211)
Provision for bad debts	819	45
Other non-cash items	233	253
Changes in assets and liabilities, net of acquisitions:
Receivables	(2,954)	(1,082)
Inventories	(1,294)	(1,259)
Drafts and accounts payable	4,587	3,788
Operating lease liabilities	(339)	(338)
Taxes	331	363
Litigation liabilities	(395)	(1,088)
Other	37	56
Net cash provided by operating activities	4,314	5,159

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(431)	(390)
Capitalized software expenditures	(256)	(168)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(272)	(867)
Proceeds from sales of businesses and investments, net	47	1,077
Other	(160)	(194)
Net cash used in investing activities	(1,072)	(542)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	19,964	8,450
Repayments of short-term borrowings	(19,964)	(8,450)
Proceeds from issuances of long-term debt	991	997
Repayments of long-term debt	(288)	(1,274)
Purchase of U.S. government obligations for the satisfaction and discharge of long-term debt	(647)	—
Common stock transactions:
Issuances	116	163
Share repurchases	(3,025)	(3,638)
Dividends paid	(314)	(292)
Other	(175)	(324)
Net cash used in financing activities	(3,342)	(4,368)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6	25
Cash, cash equivalents, and restricted cash classified as Assets held for sale	—	470
Net increase (decrease) in cash, cash equivalents, and restricted cash	(94)	744
Cash, cash equivalents, and restricted cash at beginning of period	4,679	3,935
Cash, cash equivalents, and restricted cash at end of period	4,585	4,679
Less: Restricted cash at end of period included in Prepaid expenses and other	(2)	(1)
Cash and cash equivalents at end of period	$4,583	$4,678

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Year Ended March 31,
	2024	2023	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$4,314	$5,159	(16)%
Net cash used in investing activities	(1,072)	(542)	98
Net cash used in financing activities	(3,342)	(4,368)	(23)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6	25	(76)
Cash, cash equivalents, and restricted cash classified as Assets held for sale	—	470	(100)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$(94)	$744	(113)%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$4,314	$5,159	(16)%
Payments for property, plant, and equipment	(431)	(390)	11
Capitalized software expenditures	(256)	(168)	52
Free Cash Flow (Non-GAAP)	$3,627	$4,601	(21)%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 2
McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the year ended March 31, 2024 includes a pre-tax gain of $78 million ($58 million after-tax) related to fair value remeasurement of the contingent consideration liability recognized as part of our acquisition of Rx Savings Solutions, LLC. The gain, within Prescription Technology Solutions, resulted from remeasurement of the liability to fair value at the end of each reporting period based on the estimated amount and timing of projected operational and financial information and the probability of achievement of performance milestones. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the year ended March 31, 2023 includes pre-tax net gains of $66 million ($35 million after-tax) related to an agreement to sell certain of our European businesses to the PHOENIX Group which closed on October 31, 2022. Pre-tax gains for the year ended March 31, 2023 of $306 million ($275 million after-tax) are included within Corporate expenses, net, and charges (pre-tax and after-tax) of $240 million are included within International. These pre-tax gains and charges are primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Transaction-related expenses and adjustments for the year ended March 31, 2023 includes a pre-tax gain of $142 million ($105 million after-tax) related to the exit of an investment in equity securities within U.S. Pharmaceutical. This gain is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Restructuring, impairment, and related charges, net for the three months and year ended March 31, 2024 includes pre-tax charges of $31 million ($25 million after-tax) and $115 million ($88 million after-tax), respectively, primarily within Corporate expenses, net, International, and U.S. Pharmaceutical. The three months and year ended March 31, 2023 includes pre-tax charges of $125 million ($95 million after-tax) and $209 million ($160 million after-tax), respectively, primarily within Prescription Technology Solutions, Corporate expenses, net, and U.S. Pharmaceutical. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Claims and litigation charges, net for the three months and year ended March 31, 2024 includes pre-tax charges of $149 million ($112 million after-tax) related to our estimated liability for opioid-related claims of a nationwide class of acute care hospitals. We recorded charges of $75 million ($56 million after-tax) within Corporate expenses, net and $74 million ($56 million after-tax) within U.S. Pharmaceutical. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Other adjustments, net for the year ended March 31, 2024 includes a pre-tax provision for bad debts of $725 million ($536 million after-tax) within U.S. Pharmaceutical related to the bankruptcy of our customer, Rite Aid Corporation (including certain of its subsidiaries, “Rite Aid”). Management believes this charge is not reflective of allowances recorded in the normal course of business operations and is related to Rite Aid's bankruptcy reorganization, and therefore is excluded from the determination of our adjusted results (Non-GAAP). This charge represents the remaining trade accounts receivable balance due from Rite Aid prior to its bankruptcy petition filing and is included under “total operating expenses” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(7)Other adjustments, net for the year ended March 31, 2023 includes a pre-tax gain of $97 million ($72 million after-tax) within Corporate expenses, net from termination of fixed interest rate swaps accounted for as cash flow hedges. Management believes this gain is not part of the normal course of business operations and is therefore excluded from the determination of our adjusted results (Non-GAAP). This gain is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2 of 2
(8)Termination of Tax Receivable Agreement ("TRA") with Change Healthcare for the year ended March 31, 2023 consists of a pre-tax gain of $126 million ($93 million after-tax) within Corporate expenses, net, related to a cash payment received as a result of an exercise of the option by Change Healthcare Inc. ("Change") pursuant to the TRA for early termination of the agreement. We entered into this agreement as part of the formation of a joint venture with Change, from which McKesson has since exited. This gain was recorded in “Other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

1 of 3
McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

2 of 3
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this press release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this press release.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this press release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, share repurchases, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.